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                                                                     EXHIBIT 4.9

                     FIRST AMENDMENT TO THE RIGHTS AGREEMENT
             AND CERTIFICATION OF COMPLIANCE WITH SECTION 27 THEREOF

Pursuant to Section 27 of the Rights Agreement (the "Agreement") dated as of July 22, 1997, between IDEC PHARMACEUTICALS CORPORATION, a Delaware corporation (the "Company"), and CHASE MELLON SHAREHOLDER SERVICES, LLC, a national banking association (the "Rights Agent"), the Company and the Rights Agent hereby amend the Agreement as of September 17, 1998, as provided below.

1. Certain Definitions. Section 1 of the Agreement shall be amended as follows:

        (a)     The definition of Acquiring Person shall be amended as follows:
                (1) the phrase "(upon approval by a majority of the Continuing Directors (as such term is hereinafter defined))" shall be deleted in subsection (a)(ii) and (2) the phrase "a majority of the Continuing Directors" shall be replaced with the phrase "the Board of Directors of the Company" in subsection (a)(iii).

        (b) The definition of Beneficial Owner and to "beneficially own" shall be amended by deleting the phrase ", upon the affirmative vote of a majority of Continuing Directors," from subsection
                (c)(ii)(A).

        (c)     The definition of Continuing Directors shall be deleted.

2. Issue of Rights Certificates. Section 3(a) of the Agreement shall be amended by deleting the phrase "(upon approval by a majority of the Continuing Directors)" in the first sentence of the paragraph.

3.      Adjustment of Purchase Price, Number of Shares or Number of Rights.
        Section 11 shall be amended as follows:

        (a) The phrase ", upon approval by a majority of the Continuing Directors," which appears once in the second paragraph of subsection (a)(ii), three times in subsection (a)(iv), once in subsection (b), once in subsection(c), once in subsection (d)(i) and once in subsection (d)(ii) shall be deleted.

        (b) The phrase "at least a majority of the Continuing Directors" in subsection (a)(iii) shall be replaced with the phrase "the Board of Directors of the Company."

        (c) The phrase "and approved by a majority of the Continuing Directors" in subsection (a)(iv) shall be deleted.

        (d) The phrase ", subject to approval by a majority of the Continuing Directors," in subsection (a)(iv) shall be deleted.

4.      Consolidation, Merger or Sale or Transfer of Assets or Earning Power.
        Section 13(d) shall be amended by deleting the phrase, "upon approval by a majority of the Continuing Directors," in the second sentence of the paragraph.

5. Fractional Rights and Fractional Shares. Section 14(a) shall be amended by deleting the phrase ", upon approval by a majority of the Continuing Directors," in the third to last and second to last sentences of the paragraph.

6. Issuance of New Rights Certificates. Section 22 shall be amended by deleting the phrase ", upon approval by a majority of the Continuing Directors," in the first and second sentences of the paragraph.

7.      Redemption. Section 23 shall be amended as follows:

        (a) The phrase "by a majority of the Continuing Directors" that appears three times in the first sentence of subsection (a) shall be replaced with the phrase "the Board of Directors of the Company".

        (b) The phrase ", upon the approval by the majority of the Continuing Directors" in the last sentence of subsection (a) shall be deleted.




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8.      Exchange. Section 24 shall be amended as follows:

        (a) The phrase "a majority of Continuing Directors" in the first sentence of subsection (a) shall be replaced with the phrase "the Board of Directors of the Company".

        (b) The phrase "and upon approval by a majority of the Continuing Directors" and the phrase ", and approved by a majority of the Continuing Directors," in the first sentence of subsection (d) shall both be deleted.

        (c) The phrase ", upon approval by a majority of the Continuing Directors," in the second to last sentence of subsection (d) shall be deleted.

9. Supplements and Amendments. Section 27 shall be amended as follows: (a) The phrase ", upon approval by a majority of the Continuing Directors," in the first sentence of the paragraph shall be deleted. (b) The phrase "and approval by a majority of the Continuing Directors," in the second and last sentences of the paragraph shall be deleted.

10. Determination and Actions by the Board of Directors. Section 29 shall be amended as follows:

        (a) The phrase "(and, where specifically provided for herein, only upon approval by a majority of the Continuing Directors)" in the second sentence of the paragraph shall be deleted.

        (b) The phrase "(or, where specifically provided for herein, upon approval by a majority of the Continuing Directors)" in the last sentence of the paragraph shall be deleted.

        (c) The phrase "or the Continuing Directors" in the last sentence of subsection (a) shall be deleted.

11. Severability. Section 31 shall be amended by deleting the phrase ",upon approval by a majority of the Continuing Directors," in the paragraph.

The undersigned officer of the Company, being an appropriate officer of the Company and authorized to do so by resolution of the board of directors of the Company dated as of September 17, 1998, hereby certifies to the Rights Agent that these amendments are in compliance with the terms of Section 27 of the Agreement.

IDEC PHARMACEUTICALS CORPORATION


By: /s/ Phillip M. Schneider
   --------------------------------
Name: Phillip M. Schneider
Title: Vice President and Chief Financial Officer


Acknowledged and Agreed:
CHASE MELLON SHAREHOLDER SERVICES, LLC
As Rights Agent


By: /s/ Rosa M. Bautista
   --------------------------------
Name:  Rosa M. Bautista
Title: Relationship Manager